UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Willow Run Airport Ypsilanti, MI	48198
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (718) 917-8052

(Former name or former address, if changed since last report.)

c/o National Corporate Research, Ltd.

10 East 40th Street, 10th Floor

New York, NY 10016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Felix Malitsky as a Director

On March 20, 2017, the Board of Directors (the “Board”) of Baltia Air Lines, Inc. (the “Company”) appointed Felix Malitsky as a director of the Company.

Mr. Malitsky has over 15 years of experience in the financial services industry. He is the President and Managing Director of Fortis Lux Financial, a wealth management firm, which he founded in 2016. From 2001 until 2010, Mr. Malitsky was a financial advisor with American Express, his latest position as Complex Director of the New York metropolitan area. In 2010, Mr. Malitsky joined MetLife as Managing Director of MetLife Premier Client Group in New York. During his tenure at MetLife, Mr. Malitsky’s team was awarded Chairman Status for four consecutive years and Leader Conference in 2015 from the firm. Mr. Malitsky is a Chartered Retirement Planning Counselor. He earned a B.A. in history from the University of Connecticut and served in the United States Army. Mr. Mr. Malitsky is affiliated with charitable organizations such as the Wounded Warrior Project, the Gift of Life Foundation and Beat the Streets. The Company believes Mr. Malitsky’s extensive investment and business experience make him a qualified appointee as director.

No family relationships exist between Mr. Malitsky and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Malitsky and any other person pursuant to which Mr. Malitsky was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Malitsky has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Malitsky is not a party to any material plan or arrangement in connection with his appointment as a director.

Appointment of Sheryle Milligan as Chief Operating Officer

On March 20, 2017, the Board appointed Sheryle Milligan as Chief Operating Officer of the Company. Ms. Milligan joined the Company in 2013 and prior to her appointment as COO, Ms. Milligan was serving as the Chief of Operations, Director of Safety and Certification Project Manager for the Company’s Federal Aviation Administration (“FAA”) certification.

Ms. Milligan began her career in aviation in 1984 when she joined Chrysler Pentastar Aviation, Inc., where she was responsible for integrating critical safety procedures and maintaining regulatory compliance through 2002. Since then, she has worked with various airlines to achieve regulatory compliance with the FAA as well as multiple foreign state agencies, including the Canadian Transportation Authority and the Civil Aviation Authority in Europe. In addition, Ms. Milligan has worked with major aircraft manufacturers, including Gulfstream Aerospace Corporation, Airbus Group SE and The Boeing Company to participate in certification efforts on behalf of such air carrier certification applicants. In 2009, Ms. Milligan launched SMS SOS, LLC (Safety Management Systems and Specialized Operational Services) to provide the aviation industry with a team of experts specializing in safety management systems, air carrier certification, regulatory compliance, quality control and quality assurance. In 2011, Ms. Milligan received an acknowledgement from the FAA for her role in leading a complex air carrier through the FAA Voluntary SMS Level 1 Process.

Ms. Milligan holds a B.S. in Business Management from Atworth University. She continues to attend industry programs and trainings, including FAA SMS Pilot Program Calibration/Training, ATOS Oversight Training, FAA System Safety Training, Crew Resource Management Training, ISO/QS 9000 Documentation, ISO 9000 Executive Overview Course, QS 9000 Implementation along with various other 135/121 compliance related programs. For 15 years, Ms. Milligan was a member of the FAA Safety Management System Focus Group and the FAA Pilot Program for Safety Management Systems, where she provided input to the development of Part 5 – Safety Management Systems of the Title 14: Aeronautics and Space federal regulations. In addition, Ms. Milligan served on the Safety and Security Committees of the National Air Transportation Association and the National Business Aviation Association. From 2008 to 2009, Ms. Milligan served on the Board of Governors of the Air Charter Safety Foundation.

No family relationships exist between Ms. Milligan and any of the Company’s other directors or executive officers. There are no arrangements between Ms. Milligan and any other person pursuant to which Ms. Milligan was appointed as an officer of the Company. There are no transactions to which the Company is or was a participant and in which Ms. Milligan has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with her employment with the Company, Ms. Milligan entered into an employment agreement (the “Agreement”) on July 8, 2016, pursuant to which she receives an annual base salary of $127,400, subject to increase to $200,000 upon the Company’s receipt of FAA certification and authorization to commence revenue-generating flights. Ms. Milligan will be entitled to receive reimbursement for all reasonable expenses incurred in connection with business-related activities. She is also entitled to customary medical benefits and certain disabilities insurance. Ms. Milligan’s employment agreement provides for a term ending on July 7, 2017, which shall automatically renew for subsequent one year terms unless otherwise terminated as provided in the Agreement. In the event that the Company and Ms. Milligan terminate her employment based upon mutual agreement, or in the event that the Company terminates Ms. Milligan for cause, as such term is defined in the Agreement, the Company shall be obligated to pay Ms. Milligan (i) any portion of her unpaid salary, (ii) the value of all compensation and benefits, whether accrued or unaccrued, for the remainder of the term, (iii) any unused benefits under an and all benefit plans through the date of such termination (together, the “Earned Amounts”). In the event that the Company terminates Ms. Milligan’s employment without Cause, as such term is defined in the Agreement, or if Ms. Milligan voluntarily elects to terminate her employment, the Company shall pay to Ms. Milligan the Earned Amounts and the Company shall accelerate the vesting of any stock, stock options, restricted stock awards, long term incentive plan benefits and any other equity awards or benefits subject to vesting that were granted or owed to Ms. Milligan during the term. In addition, Ms. Milligan will be entitled to receive any vested stock grants, cash incentives or bonuses that she may have earned prior to the date of termination; and, Ms. Milligan shall be entitled to request that the Company repurchase all equity interest of the Company she owns or holds at a price equal to the greater of (i) $0.02 per share of the common stock of the Company, and (iii) fair market value. In the event that Company experiences a Change in Control, as such term is defined in the Agreement, the Company shall pay to Ms. Milligan, within 30 days of such Change in Control, a cash payment equal to three time the amount of her then applicable base salary. In addition, at Ms. Milligan’s request, the Company shall repurchase all equity interest of the Company Ms. Milligan owns or holds at a price equal to the greater of (i) $0.02 per share of the common stock of the Company, and (iii) fair market value. Upon a Change in Control, all equity or equity equivalents held or owned by Ms. Milligan that are subject to vesting based on her continued employment shall automatically vest or become unrestricted and/or exercisable, as applicable. Ms. Milligan is entitled to continue receiving certain medical benefits for a period of one year after the date of the Change of Control, or the remainder of her employment term, whichever is longer.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Exhibits

10.1	Employment Agreement, dated July 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: March 24, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President